Exhibit 99.1

DRAFT- NOT FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contacts:
Kelly Barry (617) 995-9033 (media)
Eric Hoffman (617) 224-4485 (investors)

IDENIX PHARMACEUTICALS PROVIDES UPDATES ON THREE CLINICAL DEVELOPMENT PROGRAMS

• The FDA removes the full clinical hold on IDX184, and places it on partial clinical hold; Idenix anticipates initiating a Phase IIb study in the second half of 2011
* The company discontinues clinical development of IDX320
* The FDA places GSK2248761 (‘761, formerly IDX899) on clinical hold

Cambridge, Mass., – Feb. 9, 2011 - —Idenix Pharmaceuticals, Inc. (Nasdaq: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced updates to three clinical development programs.

IDX184, a liver-targeted HCV nucleotide prodrug
The U.S. Food and Drug Administration (FDA) has verbally informed Idenix that the full clinical hold for IDX184 has been removed. The program has been placed on partial clinical hold, and Idenix anticipates initiating a Phase IIb 12-week trial of IDX184 in combination with pegylated interferon and ribavirin in the second half of 2011.

The clinical hold was issued in September 2010 as a result of three cases of elevated liver function tests observed during a drug-drug interaction study of the combination of IDX184 and IDX320, an HCV protease inhibitor, in healthy volunteers. Idenix reviewed available data and conducted additional preclinical studies. With the help of independent experts and an external safety committee, the company concluded that the observed toxicity was likely caused by IDX320. Idenix submitted a response to the clinical hold to the FDA in January 2011.

IDX320, an HCV protease inhibitor
Based on Idenix’s conclusion that the observed toxicity in the drug-drug interaction study was likely caused by IDX320, the company has discontinued the development of IDX320. Next generation protease inhibitors that may potentially avoid the observed hepatotoxicity are in preclinical development at Idenix.

GSK2248761 (‘761, formerly IDX899), an HIV non-nucleoside reverse transcriptase inhibitor
Idenix was informed by ViiV Healthcare Company (ViiV), an affiliate of GlaxoSmithKline (GSK), that ’761, a non-nucleoside reverse transcriptase inhibitor drug candidate for the treatment of HIV/AIDS licensed by Idenix to GSK, was placed on clinical hold by the FDA. ViiV has full responsibility for the development of ‘761, including any regulatory interactions.

Under the collaboration arrangement between Idenix and GSK, Idenix has received $60.5 million in license fees, equity investment and milestone payments to date and is eligible to receive up to $390.0 million in additional milestone payments as well as double-digit tiered royalties on worldwide product sales.

About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with chronic hepatitis C infection. For further information about Idenix, please refer to http://www.idenix.com.

Forward-Looking Statements
This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of our drug candidates, the likelihood and success of any future clinical trials involving our drug candidates. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaborations with Novartis Pharma AG and GlaxoSmithKline; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in each of the company’s annual report on Form 10-K for the year ended December 31, 2009 and quarterly report on form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the company files with the SEC.

All forward-looking statements reflect the company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the company’s estimates change.

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